As filed with the Securities and Exchange Commission on February 16, 1995


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           FORM S-8
                     REGISTRATION STATEMENT
                              under
                   The Securities Act of 1933
                 General Instrument Corporation
      (Exact name of registrant as specified in its charter)

          Delaware                           13-3575653
(State or other jurisdiction               (IRS Employer
of incorporation or organization)        Identification No.)

                     181 West Madison Street
                   Chicago, Illinois 60602
   (Address of Principal Executive Offices including Zip Code)

          CommScope, Inc. Employees Profit Sharing
                       and Savings Plan
                   (Full title of the plan)

                    Thomas A. Dumit, Esquire
         Vice President, General Counsel and Secretary
                  General Instrument Corporation
                       181 West Monroe Street
                      Chicago, Illinois  60602
                          (312) 541-5000
     (Name, address and telephone number, including area code,
                    of agent for service)

                          Copies to:
                      Pamela Baker, Esquire
       Sonnenschein Nath & Rosenthal 8000 Sears Tower
                Chicago, Illinois  60606-6404


Title of each              Proposed       Proposed
class of                   maximum        maximum
securities      Amount     offering       aggregate    Amount of
being           to be       price         offering     registration
registered   registered   per share(1)    price(1)     fee
- -----------------------------------------------------------------
Common Stock
($0.01 par     500,000    $29.875       $14,937,500   $5,150.90
value)         shares
- -----------------------------------------------------------------
Interests
in the Plan    (2)                                     (3)
- -----------------------------------------------------------------
(1) Calculated pursuant to Rules 457(h)(1) and Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported for the Registrant's common stock on the New
     York Stock Exchange Composite Tape on February 10, 1995.
(2) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests in the Plan
(3) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                           PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Omitted as permitted by the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item   2.   Registrant  Information  and  Employee  Plan
Annual Information.

Omitted as permitted by the rules and regulations of the Commission.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

   The following documents filed with the Commission by General Instrument Corporation (the "Company") (File No.
15442)  are hereby  incorporated in this Registration
Statement on Form S-8 (the "Registration Statement") by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
2. All other reports filed by the Company pursuant  to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in number 1 above.
3. The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 17, 1992, as amended.

  All documents subsequently filed by (i) the Company or (ii) the CommScope, Inc. Employees Profit Sharing and Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

   The  audited  consolidated financial statements and
financial statement   schedules   incorporated   by
reference in   this Registration  Statement  from  the
Company's  Annual Report  on Form  10-K for the fiscal year
ended December 31, 1993 have  been audited  by  Deloitte  &
Touche LLP, independent  auditors,  as indicated  in  their
reports  with respect  thereto,  and   are incorporated
herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


Item 4:  Description of Securities

  Not applicable.


Item 5:  Interests of Named Experts and Counsel

  Not applicable.


Item 6:  Indemnification of Directors and Officers

    The Certificate of Incorporation and By-Laws of the Company provide for indemnification, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), of any person who is or was involved in any manner in any investigation, claim or other proceeding, by reason of the fact that such person is or was a director or officer of the Company, against all expenses and liabilities actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding. The By-Laws also provide that the Company may advance litigation expenses to a director, officer, employee or agent upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it is ultimately determined that the director, officer, employee or agent is not entitled to be indemnified by the Company.

  The Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability in respect of (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.
The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

  The  Company  has  entered into agreements  to  indemnify
its directors   and  officers  in  addition  to  the
indemnification provided  for  in the Certificate of
Incorporation  and  By-Laws. These   agreements,  among
other things, will indemnify the Company's directors officers to the fullest extent permitted by Delaware law law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an  affiliate of the Company.

  Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against
certain expenses   in  connection  with  the  defense  of,
and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.


Item 7: Exemption from Registration Claimed

  Not applicable.


Item 8:  Exhibits

   5   Omitted*
  23   Consent of Deloitte & Touche LLP
  24   Powers   of   Attorney  (included on signature page)

   The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

*/ No opinion as to the legality of the securities being registered is required since the shares of Common
    Stock registered hereunder are not original issuance securities of the Company.

Item 9:  Undertakings

Rule 415 Offering.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i)   To  include  any prospectus required  by  Section
     10(a)(3) of the Securities Act of 1933 (the "Securities
     Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


      (2)   That,  for the purpose of determining  any
liability under  the  Securities  Act, each such  post-effective amendment shall  be  deemed to be a new registration statement
relating to the   securities  offered  therein,  and  the  offering  of
such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)    To   remove  from  registration  by  means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

   The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the  Securities  Act  and  is, therefore,  unenforceable.
In the  event  that  a  claim   for indemnification against
such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES


      The  Registrant.   Pursuant  to  the  requirements  of the
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 16, 1995.

                       GENERAL INSTRUMENT CORPORATION

                       By:  /s/Charles T. Dickson
                           ----------------------
                           Charles T. Dickson
                           Vice President and
                           Chief Financial Officer


                      POWER OF ATTORNEY

     KNOW  ALL PERSONS BY THESE PRESENTS, that each person
whose signature   appears   below  hereby  constitutes   and
appoints Richard  S. Friedland, Charles T. Dickson, Richard
C. Smith and Thomas A. Dumit, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and posteffective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                        Date
- ---------                -----                        ----

/s/Daniel F. Akerson     Chairman of the Board,       February 16, 1995
- --------------------     Chief Executive Officer
Daniel F. Akerson        Director (Principal Executive
                         Officer)


/s/Richard S. Friedland  President, Chief Operating   February 16, 1995
- -----------------------  Officer and Director
Richard S. Friedland


/s/Charles T. Dickson    Vice President and Chief     February 16, 1995
- ---------------------    Financial Officer
Charles T. Dickson       (Principal Financial Officer)


/s/Paul J. Berzenski     Vice President and           February 16, 1995
- --------------------     Controller (Principal
Paul  J. Berzenski       Accounting Officer)


/s/John Seely Brown      Director                     February 16, 1995
- -------------------
John Seely Brown


/s/Frank  M. Drendel     Director                     February 16, 1995
- --------------------
Frank M. Drendel


/s/Lynn  Forester        Director                     February 16, 1995
- -----------------
Lynn Forester


/s/Nicholas C.Forstmann  Director                     February 16, 1995
- -----------------------
Nicholas C. Forstmann


- ---------------------    Director                     February 16, 1995
Theodore J. Forstmann


/s/Steven  B. Klinsky    Director                     February 16, 1995
- ---------------------
Steven B. Klinsky


/s/Morton H. Meyerson    Director                     February 16, 1995
- ---------------------
Morton H. Meyerson


/s/J.  Tracy O'Rourke    Director                     February 16, 1995
- ---------------------
J. Tracy O'Rourke


- ----------------         Director                     February 16,1995
Felix G. Rohatyn


/s/Paul  G. Stern        Director                     February 16, 1995
- -----------------
Paul G. Stern


                         Director                     February 16, 1995
- --------------------
Robert S. Strauss


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 16, 1995.


           COMMSCOPE, INC. EMPLOYEES PROFIT SHARING AND SAVINGS PLAN
           By:  GENERAL INSTRUMENT CORPORATION EMPLOYEE BENEFITS
                INVESTMENT COMMITTEE

           By:   /s/Keith A. Zar
                 ---------------
                 Keith A. Zar, Committee Member

          INDEX TO EXHIBITS


Exhibit                                                Sequentially
Number  Description of Exhibit                         Numbered Page

  5     Omitted*/
 23     Consent of Deloitte & Touche LLP
 24     Powers of Attorney (included on signature page)
___________________________

*/ No opinion as to the legality of the securities being
   registered is   required  since  the  shares  of  Common  Stock
   registered hereunder are not original issuance securities of the Company.